EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of CEFC Global Strategic Holdings, Inc. for the quarter ended November 30, 2015, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) the quarterly report on Form 10-Q of CEFC Global Strategic Holdings, Inc. for the quarter ended November 30, 2015 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the quarterly report on Form 10-Q for the quarter ended November 30, 2015 presents, in all material respects, the financial condition and results of operations of CEFC Global Strategic Holdings, Inc.

By:	/s/ Qinzhen Li
Name:	Qinzhen Li
Title:	Chief Financial Officer
Date:	January 13, 2016